UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 27, 2017

NiSource Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16189	35-2108964
(State or other jurisdiction of incorporation or organization)	Commission file number	(I.R.S. Employer Identification No.)

801 East 86th Avenue Merrillville, Indiana	46410
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (877) 647-5990

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 27, 2017, the Board of Directors of NiSource Inc. (“NiSource”) appointed Peter A. Altabef as a director of NiSource for a term continuing until the 2017 annual meeting of the stockholders and until his successor has been duly elected or appointed and qualified. There is no arrangement or understanding between Mr. Altabef and any other person pursuant to which he was selected as a director of NiSource. Mr. Altabef does not have any direct or indirect material interest in any transaction or proposed transaction involving NiSource required to be reported under Item 404(a) of Regulation S-K. As of the date hereof, the Board of Directors has not determined any committee appointments for Mr. Altabef.
Consistent with NiSource’s compensation practices for non-employee directors, Mr. Altabef will receive an annual retainer of $210,000, consisting of $90,000 in cash and an award of restricted stock units valued at $120,000 at the time of the award.
On January 27, 2017, NiSource issued a press release announcing the appointment of Mr. Altabef as a director of the company. A copy of that press release is filed as an exhibit to this report and is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits.
(d) Exhibits:

Exhibit Number	Description

99.1	Press Release issued on January 27, 2017 by NiSource Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NISOURCE INC.

January 27, 2017	By:	/s/ Carrie J. Hightman

Carrie J. Hightman
Executive Vice President and Chief Legal Officer

EXHIBIT INDEX

ITEM 9.01.	FINANCIAL STATMENTS AND EXHIBITS
(d) Exhibits:

Exhibit Number	Description

99.1	Press Release issued on January 27, 2017 by NiSource Inc.